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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm as "Experts" in the Registration Statement and related Prospectus of Encore Acquisition Company (the "Company") for the registration of an aggregate maximum of $400,000,000 of its debt securities, common stock and preferred stock and to the incorporation by reference therein of our report dated January 31, 2003, with respect to the consolidated financial statements of the Company included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP

Fort Worth, Texas
July 10, 2003